Exhibit 10.10c

Effective as of December 31, 2012 (the “Effective Date”)

SolarCity Corporation

3055 Clearview Way

San Mateo, CA 94127

RE:	Revolving Credit Agreement – Consent in connection with Debt Service Coverage Ratio, National Bank of Arizona Deposit Account, and Elmsford Landlord Waiver

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 10, 2012 (the “Revolving Credit Agreement”) among SolarCity Corporation, a Delaware corporation (“Borrower”), the guarantors thereunder, the Lenders thereunder (“Revolving Lenders”), Bank of America, N.A., as administrative agent (in such capacity, “Revolving Facility Agent,” and together with the Revolving Lenders signatory hereto and Borrower, collectively, the “Parties”), and Merrill Lynch, Pierce, Fenner & Smith incorporated, as sole lead arranger and sole book manager, as such agreement has been modified pursuant to letter agreements dated as of September 28, 2012, October 12, 2012, and November 9, 2012, respectively. All capitalized terms used but not defined herein shall have the meanings given to them in the Revolving Credit Agreement.

A.	In accordance with Section 7.11(a) of the Revolving Credit Agreement, Borrower is required to maintain a Debt Service Coverage Ratio as of the end of any fiscal quarter of Borrower (including, but not limited to, the fiscal quarter ending March 31, 2013 (the “1Q2013 Test Period”)) of at least 1.25:1.00. The Borrower desires to amend the Revolving Credit Agreement to explicitly exempt the 1Q2013 Test Period from the requirements of Section 7.11(a) thereof effective as of the Effective Date. Borrower hereby certifies that the information in Exhibit A attached hereto is true and correct in all material respects. Borrower acknowledges that Revolving Facility Agent and Revolving Lenders are relying on the truth and accuracy of the information in Exhibit A in connection with their consent to amend the Revolving Credit Agreement to exempt the 1Q2013 Test Period from the requirements of Section 7.11(a) thereof The Parties agree that, upon the execution and delivery of this letter by all Parties, Section 7.11(a) shall be deemed to be so amended, effective as of the Effective Date.

B.

In accordance with Section 6.18(c) and Section 6.18(d) of the Revolving Credit Agreement, Borrower was required to provide, on or before December 31, 2012, a Qualifying Control Agreement for each deposit account maintained by any Loan Party at any financial institution. Borrower informed the Revolving Facility Agent and Revolving Lenders that Borrower’s deposit account number AC0566015439 at the National Bank of Arizona (such account, the “NBA Account”) is a reserve account securing the Tax Equity Commitment of an Excluded Subsidiary and that Borrower cannot deliver a Qualifying Control Agreement for the NBA Account without violating the applicable Tax Equity Document. Thus, Borrower desires to amend the Revolving Credit Agreement to explicitly exempt the NBA Account from the requirements of Section 6.18(c) and Section 6.18(d) thereof, effective as of the Effective Date. The Parties agree that, upon the execution and delivery of this letter by all Parties, Sections 6.18(c) and 6.18(d) shall be deemed to be so amended, effective as of the Effective Date.

C.	In accordance with that certain Consent Regarding Elmsford Landlord Waiver letter agreement dated as of November 9, 2012 by and among the Parties, Borrower was required to (i) on or before December 9, 2012, deliver a duly executed landlord waiver (the “Elmsford Landlord Waiver”) with respect to the warehouse facility located at 203 Ridgewood Drive, Elmsford, New York 10523 (the “Elmsford Premises”) in form and substance reasonably satisfactory to the Revolving Facility Agent; or (ii) on or before December 31, 2012, provide evidence, in form and substance reasonably satisfactory to the Revolving Facility Agent, that the aggregate value of the personal property Collateral located at the Elmsford Premises does not exceed $1,000,000. Borrower informed the Revolving Facility Agent and Revolving Lenders that Borrower is unable to deliver the Elmsford Landlord Waiver in form reasonably satisfactory to the Revolving Facility Agent. Borrower requested, and by their execution and delivery of this letter, each of the Parties acknowledges, confirms and agrees, to waive the obligation of Borrower to deliver the Elmsford Landlord Waiver.

D.	For purposes of clarification, by their execution and delivery of this letter, each of the Parties acknowledges, confirms and agrees that to the extent an estoppel letter, consent or waiver is required to be delivered to the Revolving Facility Agent pursuant to Section 6.14(c) of the Revolving Credit Agreement, the Borrower is required only to use “commercially reasonable efforts” to obtain such estoppel letters, consents or waivers under Section 6.14(c)(ii)(y)(B) of Revolving Credit Facility.

The consents set forth above shall be effective only in this specific instance and for the specific purpose for which they are given, and such consents shall not entitle Borrower to any other or further consent or waiver in any similar or other circumstances. The consents set forth above shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Revolving Credit Agreement or any other Loan Document (as defined in the Revolving Credit Agreement) or (b) prejudice any right or remedy which Revolving Facility Agent or Revolving Lenders may now have or may have in the future under or in connection with the Revolving Credit Agreement or any Loan Document (as defined in the Revolving Credit Agreement).

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by telefacsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this letter agreement. Any party delivering an executed counterpart of this letter agreement by telefacsimile or other electronic transmission shall also deliver an original executed counterpart of this letter agreement, but the failure to do so shall not affect the validity, enforceability or binding effect of this letter agreement.

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Please acknowledge your acknowledgment, consent and agreement to the requests and statements herein, please sign this letter agreement where indicated in the space below and return to us.

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:	/s/ Dora Brown
Name: Dora Brown
Title: Vice President

Consent Letter

(Revolving Facility)

BANK OF AMERICA, N.A.,
as Revolving Agent

By:	/s/ Thomas R. Sullivan
Name: Thomas R. Sullivan
Title: Senior Vice President
Date: 5/9/13

Consent Letter

(Revolving Facility)

BRIDGE BANK, NATIONAL ASSOCIATION,
as a Revolving Lender

By:	/s/ Molly Hendry
Name: Molly Hendry
Title: Vice President
Date: 5/10/13

Consent Letter

(Revolving Facility)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Revolving Lender

By:	/s/ Mikhail Faybusovich

Name: Mikhail Faybusovich
Title: Authorized Signatory
Date:

By:	/s/ Tyler Smith

Name: Tyler Smith
Title: Authorized Signatory
Date:

Consent Letter

(Revolving Facility)

SILICON VALLEY BANK,
as a Revolving Lender

By:	/s/ Mona Maitra

Name: Mona Maitra
Title: Vice President
Date: 5/8/13

Consent Letter

(Revolving Facility)

ACKNOWLEDGED, AGREED AND CONSENT TO:

SOLARCITY CORPORATION, as Borrower

By:	/s/ Robert Kelly
Name: Robert Kelly
Title: Chief Financial Officer

Consent Letter

(Revolving Facility)